FIRST AMENDMENT TO SECURITY AGREEMENT


THIS FIRST AMENDMENT TO SECURITY AGREEMENT ("First Amendment") dated as of
May 21, 1999, is made between XCL Land, Ltd. ("Borrower") and T. Jerald Hanchey ("Lender"), who agree as follows:

                                  Recitals

     WHEREAS, the Borrower and the Lender entered into that certain Security Agreement dated April 13, 1999 (the "Security Agreement") in order to secure the full and punctual payment and performance of the indebtedness described therein (capitalized terms used but not defined herein shall have the meaning given to them in the Security Agreement); and

     WHEREAS, pursuant to Section 11 of the Security Agreement, the Lender agreed that in the event additional Units were sold or additional New Funds were provided to Borrower by persons other than Lender and secured by partnership interests in the Partnership, Lender would immediately upon demand by Borrower (one or more times, as appropriate) execute further amendments to the Security Agreement releasing a percentage of the Borrower's Partnership Interest sufficient to allocate the security interests in the partnership among the Unit holders or other providers of New Funds on a proportionate basis (provided that no reduction in such security interest need be made with respect to amounts of New Funds in excess of an aggregate of $6,200,000 principal outstanding); and

     WHEREAS, an additional $200,000 in New Funds has been provided to Borrower thereby making the aggregate principal amount of New Funds outstanding equal to $2,700,000 with Lender having contributed $200,000 of such funds; and

     WHEREAS, Borrower has requested that Lender execute this First Amendment to release a portion of its security interest and amend the Security Agreement to reflect the Lender's revised security interest.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Partial Release of Collateral. Lender hereby releases the following collateral:

     (1) .6% of Grantor's now owned or hereafter acquired Partnership Interest in the Partnership;

     (2) .6% of any and all monies and other distributions (cash or property), allocations or payments made or to be made to Grantor pursuant to the Partnership Agreement or attributable to the Partnership Interest;

     (3) all General Intangibles related in any way to the collateral described in clauses 1 or 2 above;

      (4) all Proceeds and products of all or any of the collateral described in clauses 1-3 above.

      Section 2. Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

      (a) The reference to "8.0%" in Section 2(A)(1) and 2(A)(2) is hereby deleted and the phrase "7.4%" is substituted in its place.

      Section 3. Effect of Amendment. Except as expressly amended hereby and except as to the collateral released pursuant hereto, the Security Agreement shall remain in full force and effect.

      Section 4. Titles of Sections. All titles or headings to sections of this First Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

      Section 5. Governing Law. This First Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

      Section 6. Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Borrower and the Lender have caused this First Amendment to be duly executed as of the date first above written.

WITNESSES:                    BORROWER:

XCL LAND, LTD.


_________________________     By:________________________________
Name:____________________        Name:___________________________
   (Please Print)             Title:__________________________


_________________________
Name:____________________
   (Please Print)

                              LENDER:


_________________________     ________________________________
Name:____________________     T. Jerald Hanchey
   (Please Print)


_________________________
Name:____________________
   (Please Print)